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                                                                       EXHIBIT 3

                                                       FEDERAL IDENTIFICATION
                                                       NO. 04-3186494


                          THE COMMONWEALTH OF MASSACHUSETTS
                                William Francis Galvin
                            Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108-1512


                                ARTICLES OF AMENDMENT
                       (General Laws, Chapter 156B, Section 72)


    We, John B. Green, Vice President, and Lynnette C. Fallon, Assistant Clerk, of Genzyme Transgenics Corporation located at Five Mountain Road, Framingham, Massachusetts 01701, certify that these Articles of Amendment affecting articles numbered: __3__ of the Articles of Organization were duly adopted at a meeting held on May 28, 1997, by vote of 16,022,519 shares of Common Stock of 17,198,532 shares outstanding.

    The total presently authorized is:

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     WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
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                 NUMBER OF                             NUMBER OF
TYPE              SHARES              TYPE              SHARES        PAR VALUE
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Common:                             Common:            24,000,000       $0.01
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Preferred:                          Preferred:          5,000,000       $0.01
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Change the total authorized to:


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     WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
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                 NUMBER OF                             NUMBER OF
TYPE              SHARES              TYPE              SHARES        PAR VALUE
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Common:                             Common:             40,000,000      $0.01
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Preferred:                          Preferred:          5,000,000       $0.01
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    The foregoing amendment(s) shall become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6, unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: __________________________


SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of May, 1997.


/s/ John B. Green, Vice President
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/s/ Lynnette C. Fallon, Assistant Clerk
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